Exhibit 10.2

VOTING AGREEMENT

VOTING AGREEMENT, dated as of May 26, 2006 (this "Agreement"), by and among Interpharm Holdings, Inc., a Delaware corporation (the "Company"), and the stockholders listed on the signature pages hereto under the heading "Stockholders" (each a "Stockholder" and collectively, the "Stockholders").

WHEREAS, the Company and certain investors (each, an "Investor", and collectively, the "Investors") have entered into a Securities Purchase Agreement, dated as of the date hereof (the "Securities Purchase Agreement"), pursuant to which, among other things, the Company has agreed to issue and sell to the Investors and the Investors have agreed to purchase, (i) shares of preferred stock of the Company, $.01 par value per share (the "Preferred Shares"), which Preferred Shares shall be convertible into shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), and (ii) warrants to acquire shares of Common Stock.

WHEREAS, as of the date hereof, the Stockholders own or have the power and authority to vote with respect to collectively 50,074,605 shares of Common Stock, which represent in the aggregate approximately 78% of the total issued and outstanding capital stock of the Company; and

WHEREAS, as a condition to the willingness of the Investors to enter into the Securities Purchase Agreement and to consummate the transactions contemplated thereby (collectively, the "Transaction"), the Investors have required that each Stockholder agree, and in order to induce the Investors to enter into the Securities Purchase Agreement each Stockholder has agreed, to enter into this Agreement with respect to all the Common Stock now owned and which may hereafter be acquired by the Stockholder and any other securities, if any, which such Stockholder is currently entitled to vote, or after the date hererof, becomes entitled to vote, at any meeting of Stockholders of the Company (the "Other Securities").

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

VOTING AGREEMENT OF THE STOCKHOLDERS

SECTION 1.01.  Voting Agreement. Subject to the last sentence of this Section 1.01, each Stockholder hereby agrees that at any meeting of the Stockholders of the Company, however called, and in any action by written consent of the Company's Stockholders, each of the Stockholders shall vote the Common Stock and the Other Securities: (a) in favor of the Stockholder Approval, including the Capital Increase (each as defined in the Securities Purchase Agreement), as described in Section 4(p) of the Securities Purchase Agreement; (b) in favor of an amendment to the Certificate of Incorporation of the Company allowing for the conversion of all shares of the Company's Series A Preferred Stock, $0.01 par value per share (the "Series A Preferred Stock") and the Company's Series B Preferred Stock, $0.01 par value per share (the "Series B Preferred Stock") and (c) against any proposal or any other corporate action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Securities Purchase Agreement or which could result in any of the conditions to the Company's obligations under the Securities Purchase Agreement not being fulfilled. Each Stockholder acknowledges receipt and review of a copy of the Securities Purchase Agreement and the other Transaction Documents (as defined in the Securities Purchase Agreement). The obligations of the Stockholders under this Section 1.01 shall terminate immediately following the occurrence of the Stockholder Approval.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder hereby represents and warrants, severally but not jointly, to each of the Investors as follows:

SECTION 2.01.  Authority Relative to This Agreement. Each Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform his or its obligations hereunder and to consummate the transactions contemplated hereby. Each Stockholder has taken whatever steps necessary, including without limitation, moving the Common Stock and Other Securities from a margin account to a cash account and/or delivering any voting instructions or legal proxy to any necessary broker or agent, to ensure that such Stockholder has the necessary power and authority to vote all of the Common Stock or Other Securities held by such Stockholder or has properly empowered such broker or agent to vote in accordance herewith. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, except (a) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect relating to, or affecting generally the enforcement of creditors' and other obligees' rights, (b) where the remedy of specific performance or other forms of equitable relief may be subject to certain equitable defenses and principles and to the discretion of the court before which the proceeding may be brought, and (c) where rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

SECTION 2.02.  No Conflict. (a) The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to any Stockholder or by which the Common Stock or the Other Securities owned by such Stockholder are bound or affected or (ii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Common Stock or the Other Securities owned by such Stockholder pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Stockholder is a party or by which such Stockholder or the Common Stock or Other Securities owned by such Stockholder are bound.

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(b)  The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity by such Stockholder.

SECTION 2.03.  Title to the Stock. As of the date hereof, each Stockholder is the owner of the number of shares of Common Stock and Other Securities set forth opposite its name on Appendix A attached hereto, entitled to vote, without restriction, on all matters brought before holders of capital stock of the Company, which Common Stock and Other Securities represent on the date hereof the percentage of the outstanding stock and voting power of the Company set forth on such Appendix. Such Common Stock and Other Securities are all the securities of the Company owned, either of record or beneficially, by such Stockholder. Except as permitted pursuant to the Certificate of Designations, such Common Stock and Other Securities are owned free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on such Stockholder's voting rights, charges and other encumbrances of any nature whatsoever. No Stockholder has appointed or granted any proxy, which appointment or grant is still effective, with respect to the Common Stock or Other Securities owned by such Stockholder.

ARTICLE III

COVENANTS

SECTION 3.01.  No Disposition or Encumbrance of Stock. (a) Each Stockholder hereby covenants and agrees that, until Stockholder Approval, except as contemplated by this Agreement, such Stockholder shall not offer or agree to sell, transfer, tender, assign, hypothecate or otherwise dispose of, grant a proxy or power of attorney with respect to, or create or permit to exist any security interest, lien, claim, pledge, option, right of first refusal, agreement, limitation on such Stockholder's voting rights, charge or other encumbrance of any nature whatsoever ("Encumbrance") with respect to the Common Stock or Other Securities, directly or indirectly, initiate, solicit or encourage any person to take actions which could reasonably be expected to lead to the occurrence of any of the foregoing; provided, however, that any such Stockholder may assign, sell or transfer any Common Stock or Other Securities provided that any such recipient of the Common Stock or Other Securities has delivered to the Company and each Investor a written agreement in a form reasonably satisfactory to the Investors that the recipient shall be bound by, and the Common Stock and/or Other Securities so transferred, assigned or sold shall remain subject to this Agreement.

SECTION 3.02.  Company Cooperation. The Company hereby covenants and agrees that it will not, and each Stockholder irrevocably and unconditionally acknowledges and agrees that the Company will not (and waives any rights against the Company in relation thereto), recognize any Encumbrance or agreement on any of the Common Stock or Other Securities subject to this Agreement (except those contemplated by Section 2.03) unless the provisions of Section 3.01 have been complied with. The Company agrees to use its reasonable best efforts to ensure that at any time in which any Stockholder Approval is required pursuant to Section 4(p) of the Securities Purchase Agreement, it will cause holders of Common Stock or Other Securities representing the percentage of outstanding capital stock required to vote in favor of the Transaction in order for the Company to comply with its obligations under Section 4(p) of the Securities Purchase Agreement to become party to and bound by the terms and conditions of this Agreement and the Common Stock and Other Securities held by such holders to be subject to the terms and conditions of this Agreement.

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ARTICLE IV

MISCELLANEOUS

SECTION 4.01.  Further Assurances. Each Stockholder will execute and deliver such further documents and instruments and take all further action as may be reasonably necessary in order to consummate the transactions contemplated hereby.

SECTION 4.02.  Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that any Investor (without being joined by any other Investor) shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Any Investor shall be entitled to its reasonable attorneys' fees in any action brought to enforce this Agreement in which it is the prevailing party.

SECTION 4.03.  Entire Agreement. This Agreement constitutes the entire agreement among the Company and the Stockholders (other than the Securities Purchase Agreement and the other Transaction Documents) with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Company and the Stockholders with respect to the subject matter hereof.

SECTION 4.04.  Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

SECTION 4.05.  Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

SECTION 4.06.  Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The parties hereby agree that all actions or proceedings arising directly or indirectly from or in connection with this Agreement shall be litigated only in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York located in New York County, New York. The parties consent to the jurisdiction and venue of the foregoing courts and consent that any process or notice of motion or other application to any of said courts or a judge thereof may be served inside or outside the State of New York or the Southern District of New York by registered mail, return receipt requested, directed to the party being served at its address set forth on the signature ages to this Agreement (and service so made shall be deemed complete three (3) days after the same has been posted as aforesaid) or by personal service or in such other manner as may be permissible under the rules of said courts. Each of the Company and each Stockholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action, or proceeding brought in such a court and any claim that suit, action, or proceeding has been brought in an inconvenient forum. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

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SECTION 4.07.  Third-Party Beneficiaries. The Investors shall be intended third party beneficiaries of this Agreement to the same extent as if they were parties hereto, and shall be entitled to enforce the provisions hereof.

SECTION 4.08.  Termination. This Agreement shall terminate immediately following the occurrence of the Stockholder Approval or upon the mutual consent of each Stockholder and the Investors.

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IN WITNESS WHEREOF, each Stockholder and the Company has duly executed this Agreement.

THE COMPANY:

INTERPHARM HOLDINGS, INC.

	By:	/s/ George Aronson
Name: George Aronson
Title: Chief Financial Officer
Dated: May 26, 2006
	Address:	75 Adams Avenue
Hauppauge, New York 11788

STOCKHOLDER:

RAJS HOLDINGS I, LLC By: /s/ Perry Sutaria
Perry Sutaria, Manager

Dated: May 26, 2006
	Address:	75 Adams Avenue
Hauppauge, New York 11788

STOCKHOLDER:

RAVIS HOLDINGS I, LLC By: /s/ Perry Sutaria
Perry Sutaria, Manager

Dated: May 26, 2006
	Address:	75 Adams Avenue
Hauppauge, New York 11788

STOCKHOLDER:

P&K HOLDINGS, LLC By: /s/ Perry Sutaria
Perry Sutaria, Manager

Dated: May 26, 2006
	Address:	75 Adams Avenue
Hauppauge, New York 11788

STOCKHOLDER:

RAMETRA HOLDINGS I, LLC By: /s/ Perry Sutaria
Perry Sutaria, Manager

Dated: May 26, 2006
	Address:	75 Adams Avenue
Hauppauge, New York 11788

APPENDIX A

Stockholder	Common Stock Owned	Other Securities Owned	Percentage of Stock Outstanding	Voting Percentage of Stock Outstanding
Rajs Holdings I, LLC	17,526,100	0	27.4%	27.4%
Ravis Holdings I, LLC	12,518,645	0	19.6%	19.6%
P & K Holdings, LLC	10,014,930	0	15.7%	15.7%
Rametra Holdings I, LLC	10,014,930	0	15.7%	15.7%